SUBSCRIPTION AGREEMENT

Auto Home Lock, Inc.

112 North Curry Street,

Carson City, Nevada, 89703

Telephone (775) 321-8215

Instructions.

Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment:Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The Subscriber further understands that Raul Goncalves Pinheiro, the Company’s president will within his assigned fiduciary duties, accept payment for the shares and then undertakes to provide such payment to the Company. Please make check or money order payable to Raul Goncalves Pinheiro and memo the document for share purchase Auto Home Lock. The closing of the transactions contemplated hereby (the "Closing") will be held on 90 days from the earlier date specified in such notice. There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B.	Communications .

All documents and check should be forwarded to:

AUTO HOME LOCK, INC.

112 North Curry Street, Carson City,

 Nevada, 89703

Telephone (775) 321-8215

Attention: Raul Goncalves Pinheiro

THE PURCHASE OF SHARES OF AUTO HOME LOCK, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF AUTO HOME LOCK, INC’S SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

Auto Home Lock, Inc.

Subscription Agreement

Auto Home Lock, Inc.

112 North Curry Street, Carson City,

Nevada, 89703-4934

 SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's Effective Final Prospectus. The Subscriber further understands that Raul Goncalves Pinheiro, the President of the Company will within his assigned fiduciary duties accept payment for the shares and then undertakes to provide such payment to the Company. Please make check or money order payable to Raul Goncalves Pinheiro and memo the document for share purchase Auto Home Lock.

Total Number of Shares to be Acquired:                      _____________________________

Amount to be paid (price of $0.03 USD per Share):    _____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ________ of

________________________________, 20___.

Name: (PRINT) as it should appear on the Certificate: ________________________________________

____________________________________________________________________________________

Address:____________________________________________________________________________

_____________________________________________________________________________

If Joint Ownership, check one (all parties must sign above): ¨ Joint Tenants with Right of Survivorship ¨ Tenants in Common ¨ Community Property

If Fiduciary or a Business or an Organization, check one: ¨ Trust ¨ Estate ¨ Power of AttorneyName and Type of Business Organization: __________________________________________________

Identification Authentication REQUIRED!:

Below is my (circle one) Social Security # - Passport # - Drivers License # - Tax ID # - Other      _____________

_____________________________________________

Signature:______________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of Auto Home Lock, Inc.

this _______ day of ____________________________ , 20___.

By:  _________________________________________                                                                                                                                      Raul Goncalves Pinheiro, President

Auto Home Lock, Inc.

Subscription Agreement